UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 2005




                             Atrium Companies, Inc.
             (Exact name of registrant as specified in its charter)



           Delaware                     333-20095                 75-2642488

(State or other jurisdiction of  (Commission File Number)       (IRS Employer
        incorporation)                                       Identification No.)


            3890 West Northwest Highway, Suite 500, Dallas, TX 75220
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (214) 630-5757


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operation and Financial Condition.

On March 31, 2005, the audit committee of the Board of Directors of Atrium Companies, Inc. (the "Company") concluded that the Company's financial statements as set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2003 be restated. In connection with its end of year closing procedures, the Company identified two errors in its financial statements for the year ended December 31, 2003. These errors, which relate to accounts payable cut-off at the Company's Arizona facility of approximately $1.5 - $2.5 million and lease accounting pertaining to a tenant allowance of approximately $0.5 million, resulted in a potential overstatement of 2003 EBITDA of approximately $2.0 - $3.0 million. The audit committee of the Board of Directors has discussed with the Company's independent public accounting firm the matters disclosed in this Current Report on Form 8-K relating to the Company's revised accounting of its 2003 financial statements. The Company intends to restate its 2003 financial statements and its predecessor independent public accounting firm, PricewaterhouseCoopers LLP, will re-issue its opinion to be filed in an amendment to the Company's previously filed Annual Report on Form 10-K/A for the year ended December 31, 2003.

As a result of the foregoing, the Company's previously reported 2003 financial statements, which were included in the Company's 2003 Annual Report on Form 10-K/A should no longer be relied upon.

Due to procedures being performed for the restatement of the Company's 2003 financial statements by PricewaterhouseCoopers LLP and the procedures being performed for the 2004 audit of the Company and ACIH, Inc. ("ACIH") by Deloitte & Touche LLP (the Company's and ACIH's current independent public accounting firm), ACIH is unable to meet the March 31, 2005 deadline under the Indenture (the "Indenture") governing its 11 1/2% Senior Discount Notes due 2012 (the "Notes") for furnishing its 2004 financial statements. ACIH, a Delaware corporation, is the direct parent of the Company. ACIH expects that its 2004 financial statements, together with the Company's 2003 restatement, will be furnished to each holder of the Notes and filed with the Trustee under the Indenture within the next 30 days.

On April 4, 2005, ACIH and the Company announced in a conference call with the holders of the Notes that they expect EBITDA for 2004 to be approximately $82.0 million; and that the final amount is subject to, among other things, the final determination as to the amount of the 2003 restatement. These selected results for the year ended December 31, 2004 are preliminary and subject to completion of the annual audit by the Company's and ACIH's independent public accounting firm. Neither ACIH nor the Company can provide assurance that the results will not be subject to further adjustment until completion of the audit.

Statements in this Current Report on Form 8-K, other than statements of historical information, are forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, operating risks. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (the "Commission"), copies of which are available from the Commission or may be obtained upon request from the Company's Chief Financial Officer.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information provided under Item 2.02 above is hereby incorporated by reference into this Item 4.02.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ATRIUM COMPANIES, INC.



Date: April 4, 2005
                                 By:  /s/ Eric W. Long
                                      ------------------------------------------
                                      Name:   Eric W. Long
                                      Title:  Executive Vice President and Chief
                                                 Financial Officer